EXHIBIT 23.2
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                        CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of CryoLife, Inc. of our report dated February 17, 1997, except for Note 13 as to which the date is March 3, 1997, included in the 1996 Annual Report to shareholders of CryoLife, Inc.

Our audit also included the financial statement schedule of CryoLife, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement No. 333-16581 on Form S-3 and Registration Statement Nos. 33-83996, 33-84048, 33-03513 and 333-06141 on Form S-8, of our report dated February 7,1997, except for Note 13 as to which the date is March 5, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect ot the Financial Statement Schedule included in this Annual Report (Form 10-K)of CryoLife, Inc.



Atlanta, Georgia
March 26, 1997